Exhibit 99.1

ITT Reports Record Second Quarter Earnings of $1.22 Per Share from Continuing Operations, Raises Full-Year Guidance

  Earnings from continuing operations increased 38 percent, excluding special items, to $1.19 per share
  Revenue for the quarter climbed 38 percent to $3.1 billion, with record sales in each business segment, including first-ever $1 billion quarter for Fluid Technology
  Year-to-date free cash flow grew to record $411 million
  Full-year earnings forecast raised to $4.11 to $4.17 per share, excluding special items, reflecting anticipated year-over-year growth of 26 percent

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--ITT Corporation (NYSE: ITT) today reported second quarter 2008 income from continuing operations of $224 million, or $1.22 per share. Adjusted to exclude special items, income from continuing operations for the quarter grew to $219 million, or $1.19 per share, up 38 percent compared to the second quarter of 2007. Second quarter revenue was $3.1 billion, up 38 percent in total on a comparable basis, comprising seven percent organic revenue growth, a 27 percent benefit from recent acquisitions, and four percent from foreign exchange. In addition, year-to-date free cash flow generation was $411 million, another record for the company, representing a 104 percent conversion of income from continuing operations.

“It is the continued great performance of our teams around the world who are meeting customer needs in extraordinary ways that is driving the high-quality results we delivered again this quarter,” said Steve Loranger, ITT’s chairman, president and chief executive officer. “The outstanding contributions of our people, coupled with our balanced portfolio strategy, are serving us well and more than offsetting challenging macro-economic conditions, including rapidly increasing raw material and energy costs.”

ITT now forecasts full-year revenue of $11.6 billion to $11.7 billion, approximately 29 percent higher than reported 2007 full-year revenue. The company also expects 2008 full-year earnings from continuing operations, excluding special items, to be in the range of $4.11 to $4.17 per share, a nine cent increase to the mid-point of previous guidance of $4.00 to $4.10 per share. This forecast reflects full-year anticipated growth of approximately 26 percent over 2007.

Second Quarter Business Segment Results

Fluid Technology

  Second quarter revenues for the segment topped $1 billion for the first time ever, representing year-over-year growth of nearly 17 percent. Top-line growth in the segment was driven by strong organic revenue growth of 10 percent, led by robust international sales.
  Segment operating income for the quarter was up 27 percent, on a comparable basis, to a record $139 million. Operating margins improved 100 basis points to 13.5 percent, mostly attributable to price and productivity improvements.
  Organic growth in the quarter was led by the segment’s Industrial Process business, which delivered 16 percent growth on strong global demand for pumps serving the chemical, mining, oil and gas markets. Among the highlights, ITT won a significant contract to provide seawater to Esperanza, a large new copper-gold mining project in Chile’s Atacama Desert, the driest desert in the world.
  The second quarter was also marked by success of ITT’s integrated sales effort in China. Several ITT businesses came together to land a series of significant contracts from China’s LDK Solar, a leading manufacturer of solar wafers. ITT will provide a number of Goulds, Flygt and Bell & Gossett-branded products for LDK’s new polysilicon manufacturing facility in Jiangxi, expected to be the largest of its kind in the world when complete.

Defense Electronics & Services

  Second quarter revenue for the segment grew to a record $1.6 billion, or 57 percent year-over-year, benefitting from the strong performance of the EDO Corporation acquisition. The segment achieved five percent organic revenue growth during the quarter, and nine percent year-to-date. Contributing to the solid results was continued strong performance on the Federal Aviation Administration contract to build the next generation air-traffic control system, as well as ITT’s contract supporting the Joint Spectrum Center.
  On a comparable basis, segment operating income for the quarter was up 53 percent to nearly $200 million, driven by better-than-expected benefits from the acquisition of EDO Corporation and continued strong margin performance on fixed-price contracts.
  Orders for the quarter grew 26 percent organically, contributing to a second quarter backlog of $4.6 billion. The company benefited from significant recent international activity. Among the highlights, ITT announced a contract to continue supplying the United Kingdom with Night Vision goggles, while the Electronic Systems team won contracts for air defense systems in Sweden and the Communications Systems business continued radio shipments to Saudi Arabia.

  Domestic highlights during the quarter include the selection of ITT, as part of a team led by Lockheed Martin, to build the next-generation Global Positioning System (GPS) Space System program, known as GPS III. In addition, ITT recently announced it is teaming with General Dynamics to deliver technology capable of connecting 250,000 fielded Single Channel Ground and Airborne Radios (SINCGARs) with new Joint Tactical Radio System (JTRS) radios, increasing ITT’s involvement on this important next-generation battlefield radio program.

Motion & Flow Control

  Second quarter revenue for the segment increased 34 percent, on a comparable basis, to a record $443 million, with organic revenue growth of six percent. Growth was driven by strength in the Aerospace Controls and Friction Technologies businesses, which achieved 18 and 17 percent organic revenue growth respectively.
  Segment operating income for the quarter grew 32 percent to $71 million, driven by benefits from the International Motion Control acquisition, as well as volume and productivity improvements.
  Among the quarter’s highlights was the announcement that ITT received a significant order for dampers and shock absorbers from Indian Railways. The order makes ITT the largest supplier of energy absorption components for modern rolling rail stock in India. In addition, the Friction Technologies business continued its strong growth trend, winning four new automotive platforms for its brake pads during the quarter.

Investor Call Today

ITT's senior management will host a conference call for investors today at 9:00 a.m. Eastern Daylight Time to review second quarter performance and answer questions. The briefing can be monitored live via webcast at the following address on the company's Web site: www.itt.com/ir.

About ITT Corporation

ITT Corporation (www.itt.com) is a diversified high-technology engineering and manufacturing company dedicated to creating more livable environments, enabling communications and providing protection and safety. The company plays an important role in vital markets including water and fluids management, global defense and security, and motion and flow control. ITT employs approximately 40,000 people serving customers in more than 50 countries. Headquartered in White Plains, N.Y., the company generated $9 billion in 2007 sales.

Safe Harbor Statement

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 ("the Act"). These forward-looking statements include statements that describe the Company's business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target" and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in, or implied from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated by the Company include general global economic conditions, decline in consumer spending, interest and foreign currency exchange rate fluctuations, availability of commodities, supplies and raw materials, competition, acquisitions or divestitures, changes in government defense budgets, employment and pension matters, contingencies related to actual or alleged environmental contamination, claims and concerns, intellectual property matters, personal injury claims, governmental investigations, tax obligations and income tax accounting, and changes in generally accepted accounting principles. Other factors are more thoroughly set forth in Item 1. Business, Item 1A. Risk Factors, and Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements in the ITT Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and other of its filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED INCOME STATEMENTS (In millions, except per share) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Sales and revenues	$3,064.1	$2,223.1	$5,870.5	$4,293.4

Costs of sales and revenues	2,197.0	1,580.7	4,242.5	3,066.8
Selling, general and administrative expenses	445.8	330.9	866.4	650.9
Research and development expenses	59.2	42.8	111.8	83.1
Restructuring and asset impairment charges, net	7.3	17.5	10.9	23.9
Total costs and expenses	2,709.3	1,971.9	5,231.6	3,824.7

Operating income	354.8	251.2	638.9	468.7
Interest expense	31.4	19.1	72.0	42.9
Interest income	7.9	10.2	16.3	18.4
Miscellaneous expense (income), net	3.7	2.1	6.7	6.0
Income from continuing operations before income taxes	327.6	240.2	576.5	438.2
Income tax expense	103.3	41.0	181.3	102.2
Income from continuing operations	224.3	199.2	395.2	336.0
Discontinued operations, net of tax	(3.3)	14.5	(2.3)	17.7
Net income	$221.0	$213.7	$392.9	$353.7

Earnings Per Share:
Income from continuing operations:
Basic	$1.24	$1.11	$2.18	$1.86
Diluted	$1.22	$1.08	$2.15	$1.82
Discontinued operations:
Basic	$(0.02)	$0.08	$(0.01)	$0.10
Diluted	$(0.02)	$0.08	$(0.01)	$0.10
Net income:
Basic	$1.22	$1.19	$2.17	$1.96
Diluted	$1.20	$1.16	$2.14	$1.92

Average Common Shares — Basic	181.0	180.3	180.9	180.9
Average Common Shares — Diluted	184.3	183.7	184.0	184.2

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions) (Unaudited)

	June 30,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$877.7	$1,840.0
Receivables, net	2,038.7	1,935.0
Inventories, net	923.4	887.6
Deferred income taxes	104.5	105.9
Other current assets	180.2	161.3
Total current assets	4,124.5	4,929.8

Plant, property and equipment, net	988.8	980.3
Deferred income taxes	42.0	29.7
Goodwill, net	3,910.4	3,829.7
Other intangible assets, net	668.7	733.0
Other assets	1,068.8	1,050.2
Total assets	$10,803.2	$11,552.7

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$1,336.0	$1,296.8
Accrued expenses	981.8	958.9
Accrued taxes	62.0	40.9
Notes payable and current maturities of long-term debt	1,799.0	3,083.0
Pension and postretirement benefits	68.5	68.5
Deferred income taxes	6.2	8.2
Total current liabilities	4,253.5	5,456.3

Pension and postretirement benefits	765.9	764.6
Long-term debt	480.7	483.0
Other liabilities	931.3	904.0
Total liabilities	6,431.4	7,607.9

Shareholders' equity	4,371.8	3,944.8
Total liabilities and shareholders' equity	$10,803.2	$11,552.7

ITT CORPORATION AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (In millions) (Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Operating Activities Net income	$392.9	$353.7
Less: Income from discontinued operations	2.3	(17.7)
Income from continuing operations	395.2	336.0

Adjustments to income from continuing operations:
Depreciation and amortization	148.6	88.8
Stock-based compensation	15.0	18.7
Restructuring and asset impairment charges, net	10.9	23.9
Payments for restructuring	(28.7)	(25.6)
Change in receivables	(68.4)	(130.6)
Change in inventories	(15.0)	(29.4)
Change in accounts payable and accrued expenses	34.8	4.4
Change in accrued and deferred taxes	16.5	(58.5)
Change in other current and non-current assets	(29.1)	(82.0)
Change in other current and non-current liabilities	5.4	(11.8)
Other, net	5.0	5.5
Net cash — operating activities	490.2	139.4

Investing Activities Additions to plant, property and equipment	(79.4)	(66.3)
Acquisitions, net of cash acquired	(229.0)	(4.4)
Proceeds from sale of assets and businesses	2.3	2.6
Other, net	(0.9)	0.2
Net cash — investing activities	(307.0)	(67.9)

Financing Activities Short-term debt, net	(1,143.5)	353.1
Long-term debt repaid	(14.5)	(2.0)
Long-term debt issued	0.5	0.3
Repurchase of common stock	—	(287.6)
Proceeds from issuance of common stock	22.0	49.0
Dividends paid	(57.2)	(45.8)
Tax benefit from stock option exercises and restricted stock award lapses	3.5	11.0
Other, net	(2.7)	—
Net cash — financing activities	(1,191.9)	78.0

Exchange Rate Effects on Cash and Cash Equivalents	54.8	25.3

Net Cash — Discontinued Operations:
Operating Activities	(8.1)	4.4
Investing Activities	(0.3)	(2.3)
Financing Activities	—	(0.7)

Net change in cash and cash equivalents	(962.3)	176.2
Cash and cash equivalents — beginning of year	1,840.0	937.1
Cash and Cash Equivalents — end of period	$877.7	$1,113.3

ITT Corporation Non-GAAP Reconciliation
Reported vs. Organic Revenue / Orders Growth
Second Quarter 2008 & 2007

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)

	Sales & Revenues	Sales & Revenues	Change	% Change	Sales & Revenues	Acquisition / Other Contribution	FX Contribution	Adj. Sales & Revenues	Sales & Revenues	Change	% Change
	3M 2008	3M 2007	2008 vs. 2007	2008 vs. 2007	3M 2008	3M 2008	3M 2008	3M 2008	3M 2007	Adj. 08 vs. 07	Adj. 08 vs. 07

ITT Corporation - Consolidated	3,064.1	2,223.1	841.0	37.8%	3,064.1	(598.5)	(83.6)	2,382.0	2,223.1	158.9	7.1%

Defense Electronics & Services	1,599.2	1,017.4	581.8	57.2%	1,599.2	(532.5)	0.1	1,066.8	1,017.4	49.4	4.9%
Communications Systems	256.6	207.6	49.0	23.6%	256.6	(67.0)	0.0	189.6	207.6	(18.0)	-8.7%
Space Systems	134.5	152.7	(18.2)	-11.9%	134.5	0.0	(0.2)	134.3	152.7	(18.4)	-12.0%
Advanced Engineering & Sciences	245.3	110.6	134.7	121.8%	245.3	(78.8)	0.0	166.5	110.6	55.9	50.5%
Electronic Systems	419.6	97.6	322.0	329.9%	419.6	(317.0)	0.0	102.6	97.6	5.0	5.1%
Night Vision	116.0	109.0	7.0	6.4%	116.0	0.0	0.0	116.0	109.0	7.0	6.4%
Systems	363.9	343.1	20.8	6.1%	363.9	0.0	0.0	363.9	343.1	20.8	6.1%
Integrated Structures	34.4	0.0	34.4	NA	34.4	(34.4)	0.3	0.3	0.0	0.3	NA
Intell & Info	38.7	0.0	38.7	NA	38.7	(38.7)	0.0	0.0	0.0	0.0	NA

Fluid Technology	1,025.6	879.5	146.1	16.6%	1,025.6	(3.4)	(54.7)	967.5	879.5	88.0	10.0%
Industrial Process	202.9	174.7	28.2	16.1%	202.9	0.0	0.4	203.3	174.7	28.6	16.4%
Residential and Commercial Water Group	343.5	305.4	38.1	12.5%	343.5	0.0	(15.8)	327.7	305.4	22.3	7.3%
Water & WasteWater	493.5	410.6	82.9	20.2%	493.5	(3.4)	(40.5)	449.6	410.6	39.0	9.5%

Motion & Flow Control	442.5	329.5	113.0	34.3%	442.5	(62.6)	(29.2)	350.7	329.5	21.2	6.4%
Aerospace Controls	29.8	25.2	4.6	18.3%	29.8	0.0	0.0	29.8	25.2	4.6	18.3%
Flow Control	72.4	67.3	5.1	7.6%	72.4	(7.0)	(1.4)	64.0	67.3	(3.3)	-4.9%
Friction Technologies	133.7	99.6	34.1	34.2%	133.7	0.0	(17.0)	116.7	99.6	17.1	17.2%
Energy Absorption	70.9	27.7	43.2	156.0%	70.9	(37.2)	(4.6)	29.1	27.7	1.4	5.1%
IMC Controls	18.7	0.0	18.7	NA	18.7	(18.4)	(0.3)	0.0	0.0	0.0	NA
Interconnect Solutions	117.1	109.7	7.4	6.7%	117.1	0.0	(5.9)	111.2	109.7	1.5	1.4%

	Orders	Orders	Change	% Change	Orders	Acquisition Contribution	FX Contribution	Adj. Orders	Orders	Change	% Change
	3M 2008	3M 2007	2008 vs. 2007	2008 vs. 2007	3M 2008	3M 2008	3M 2008	3M 2008	3M 2007	Adj. 08 vs. 07	Adj. 08 vs. 07

Defense Electronics & Services	1,220.8	742.8	478.0	64%	1,220.8	(283.3)	-	937.5	742.8	194.7	26.2%

Fluid Technology	1,168.8	937.9	230.9	25%	1,168.8	(3.5)	(57.6)	1,107.7	937.9	169.8	18.1%

Motion & Flow Control	435.8	330.6	105.2	32%	435.8	(62.7)	(27.5)	345.6	330.6	15.0	4.5%

Total Segment Orders	2,822.0	2,007.8	814.2	41%	2,822.0	(349.5)	(85.0)	2,387.5	2,007.8	379.7	18.9%

Note: Excludes intercompany eliminations.

ITT Corporation
Segment Operating Income & OI Margin
Second Quarter of 2008 & 2007

($ Millions)

	Q2 2008	Q2 2007%
	As Reported	As Reported	Change 08 vs. 07

Sales and Revenues:
Defense Electronics & Services	1,599.2	1,017.4
Fluid Technology	1,025.6	879.5
Motion & Flow Control	442.5	329.5
Intersegment eliminations	(3.2)	(3.3)
Total Sales and Revenues	3,064.1	2,223.1

Operating Margin:
Defense Electronics & Services	12.4%	12.8%	(40)	BP
Fluid Technology	13.5%	12.5%	100	BP
Motion & Flow Control	16.1%	16.4%	(30)	BP
Total Ongoing Segments	13.4%	13.2%	20	BP

Income:
Defense Electronics & Services	198.9	129.8	53.2%
Fluid Technology	138.8	109.5	26.8%
Motion & Flow Control	71.4	54.0	32.2%
Total Segment Operating Income	409.1	293.3	39.5%

ITT Corporation Non-GAAP Reconciliation
Reported vs. Adjusted Net Income & EPS
Second Quarter of 2008 & 2007

($ Millions, except EPS and shares)

									Change	Percent Change
	Q2 2008	Q2 2008		Q2 2008	Q2 2007	Q2 2007		Q2 2007	2008 vs. 2007	2008 vs. 2007
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted	As Adjusted	As Adjusted

Segment Operating Income	409.1			409.1	293.3			293.3

Interest Income (Expense)	(23.5)			(23.5)	(8.9)	(7.0)	#B	(15.9)
Other Income (Expense)	(3.7)			(3.7)	(2.1)			(2.1)
Corporate (Expense)	(54.3)			(54.3)	(42.1)			(42.1)

Income from Continuing Operations before Tax	327.6			327.6	240.2	(7.0)		233.2

Income Tax Expense	(103.3)	(5.3)	#A	(108.6)	(41.0)	(34.8)	#C	(75.8)

Total Tax Expense	(103.3)	(5.3)		(108.6)	(41.0)	(34.8)		(75.8)

Income from Continuing Operations	224.3	(5.3)		219.0	199.2	(41.8)		157.4

Diluted EPS from Continuing Operations	1.22	(0.03)		1.19	1.08	(0.22)		0.86	$0.33	38.4%

#A - Remove Tax Benefit of ($5.3M).
#B - Remove Interest Adjustment on Tax Audit Settlement of ($7.0M).
#C - Remove Tax Benefit regarding Audit Settlement of ($44.3M) and other special items of $7.0M.

ITT Corporation Non-GAAP Reconciliation
Cash From Operating Activities vs. Free Cash Flow
Second Quarter of 2008 & 2007

($ Millions)

	6M 2008	6M 2007

Net Cash - Operating Activities	490.2	139.4

Capital Expenditures	(79.4)	(66.3)

Pension Pre-funding, net of tax	-	50.0

Free Cash Flow	410.8	123.1

CONTACT:
ITT Corporation
Andy Hilton, +1-914-641-2160
andy.hilton@itt.com